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                                                                    EXHIBIT 10.4

                      FIRST AMENDED DEMAND PROMISSORY NOTE


$10,000,000.00                                                DETROIT, MICHIGAN
                                                       DATED: AS OF JULY 1, 2001

         FOR VALUE RECEIVED, BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation ("Borrower"), promises to pay to the order of Sun Communities Operating Limited Partnership, a Michigan limited partnership ("Lender"), at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334, or at such other place as Lender may designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or such lesser sum as shall have been advanced by Lender to Borrower under the loan account hereinafter described, plus interest as hereinafter provided, all in lawful money of the United States of America, in accordance with the terms hereof. This Note is subject to the terms of that certain Loan Agreement between Borrower and Lender dated March 30, 1999, as amended by that certain First Amendment to Loan Agreement dated as of July 1, 2001 (the "Agreement"), the terms of which are incorporated herein by reference.

         Lender will loan to Borrower, upon not less than fifteen (15) days written notice to Lender, up to the aggregate principal amount of $10,000,000.00, in increments at the discretion of Lender, provided, however, that the aggregate principal outstanding at any time does not exceed $10,000,000.00. All advances made hereunder shall be charged to a loan account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. From time to time but not less than quarterly, Lender shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished.

         The unpaid principal balance of this promissory note ("Note") shall bear interest, computed at a rate equal to 8% per annum (the "Rate"), in lawful money of the United States of America, in the manner provided below. On demand, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full within ten (10) days after the date of the demand.

         Advances of principal, repayment and readvances may be made under this Note from time to time but Lender, in its sole discretion, may refuse to make advances or readvances hereunder for any reason whatsoever. All payments received hereunder shall, at the option of Lender, first be applied against accrued and unpaid interest and the balance against principal. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

         Upon the occurrence of an Event of Default, as defined in the Agreement, the entire unpaid principal balance and all accrued and unpaid interest owing under this Note shall be immediately due and payable, together with costs and attorneys fees reasonably incurred by Lender in collecting

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or enforcing payment. Borrower acknowledges and agrees that the Lender has the right to demand repayment of the entire balance of this Note, in its sole and absolute discretion, whether or not an Event of Default has occurred.

         Upon the occurrence and during the continuance of an Event of Default under this Note, the outstanding principal amount hereof shall bear interest at a rate which is three percent (3.0%) per annum greater than the Rate otherwise applicable.

         Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrower's failure to pay the entire amount then due shall be and continue to be a default. Upon the occurrence of any Event of Default, neither the failure of Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Lender to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder.

         Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

         Notwithstanding anything herein to the contrary, in no event shall Borrower be required to pay a rate of interest in excess of the Maximum Rate. The term "Maximum Rate" shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection herewith and the indebtedness evidenced hereby.

         In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrower. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted by law,
(a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and
(c) amortize, prorate, allocate and spread the total amount of interest through the entire contemplated term of such indebtedness until payment in full of the principal (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

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         This Note shall be binding upon Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns. This Note has been executed in the State of Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

         This Note is an amendment to and restatement of that certain Demand Promissory Note dated March 30, 1999 (the "Prior Note") and this Note amends, supersedes and replaces the Prior Note.

                  BORROWER:
                  BINGHAM FINANCIAL SERVICES CORPORATION,
                  a Michigan corporation

                  By: /s/ Ronald A. Klein
                      ----------------------------------------------------------
                          Ronald A. Klein
                  Its:    Chief Executive Officer



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